Exhibit 99.2

For Internal Use Only
March 23, 2007
Dear LSB Colleagues:
It has been about three weeks since LSB Bancshares, Inc. and FNB Southeast Financial Services announced the signing of a definitive agreement to combine in a merger of equals. As promised, we plan to keep you informed of developments regarding the merger as information becomes available.
First, I want to thank you for your overwhelming support of the merger. Your positive comments and e-mails have encouraged both Pressley Ridgill, president and CEO of FNB, and me that this merger will work because we have a team with the right attitude to make it successful.
When the merger is complete, we will have a unique opportunity to build a new company that can continue to successfully challenge area banks for market leadership. I encourage each of you to embrace the vision that was outlined in our announcement and to value the opportunities that will unfold over time for our shareholders, our customers, employees and communities where we do business.
Pressley and I have identified the executive management team that will begin to review and define best practices and that will put together the best capabilities from each company. The goal is to emerge stronger as a combined bank.
Attached is an organizational chart for the combined company, as proposed.
The integration of our two banks starts with the naming of this management team. They will ensure that we have common philosophies by area. Next we will look at capabilities, and then comes building the organizational structure to deliver the defined capabilities and identifying the talent that will deliver it. Finally, action plans will be developed to bring us together at the closing, with a clear roadmap and direction for each functional area of the new bank.
We have selected a strong team and I would ask that you provide your continued support and patience as they begin to create one of the most dynamic banks in the Southeast.
We will keep you advised as future developments occur.
Sincerely,
Robert F. Lowe
Chairman, President and CEO
LSB Bancshares, Inc.

Additional Information and Where To Find It
In connection with the merger, LSB will file a registration statement, which will include a joint proxy statement/prospectus to be sent to each company’s shareholders, and each of LSB and FNB may file other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”). Stockholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.
You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about LSB and FNB, at the SEC’s website (HTTP://WWW.SEC.GOV). You will also be able to obtain these documents, free of charge, by accessing LSB’s website (HTTP://WWW.LSBNC.COM), or by accessing FNB’s website (HTTP://WWW.FNBSOUTHEAST.COM).
Participants in the Solicitation
LSB and FNB and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LSB and/or FNB in connection with the merger. Information about the directors and executive officers of LSB is set forth in LSB’s Form 10-K, as filed with the SEC on March 16, 2007. Information about the directors and executive officers of FNB is set forth in FNB’s Form 10-K, as filed with the SEC on March 16, 2007. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available. You may obtain free copies of these documents as described above.

Organizational Chart

Board of Directors
Audit Committee
Bob Lowe
Chairman of the Boards
CEO of the Holding Co.
Monty Oliver
Exec. V.P.
Finance
Pressley Ridgill
President of the Holding Co.
President/CEO of the Bank
Robin Huneycutt
Exec. V.P.
Board Relations
Frank Sherron
Sr. Exec. VP
Corp. Bus. Dev.
Strategic Initiative
Richard Balentine
Exec. V.P.- C.I.O.
Information Technology
Deposit Operations
Electronic Banking
Special Projects
Wes Budd
Exec. V.P.- C.C.O.
Credit Administration
Credit Support
Special Assets
Loan Recovery
Loan Operations
Loan Documentation
Paul McCombie
Regional President
Coastal Area
Mike Shelton
Exec. V.P.- C.F.O.
Finance/ Accounting
Investor/Shareholder/ Relations (Huneycutt)
Investments (Banner)
Risk Management (Burnette)
Compliance/ Security/BSA (Wallace)
Corporate Office Mgmt. (Gambetta)
Robert Lineback
Exec. V.P.
Retail Banking Administration
Sales & Service
Investments
Trust
Rick Webster
Exec. V.P.
Mortgage Banking (Gibson)
Shenandoah Valley Region (Godsey)
Rockingham County Region (Whitt)
Facilities Mgmt. & Purchasing (Powell)
Peoples Finance
Indirect Lending
Credit Card
Construction Lending (Hall)
Robin Hager
Exec. V.P.
Human Resources
Marketing (Saitta)
Training
David Barksdale
Regional Pres.
Existing L.S.B. Market Area
Regional Pres.
Greensboro
Internal Audit

Organizational Chart Draft: 3/21/07 Frank Sherron Sr. Exec. VP Corp. Bus. Dev. Strategic Initiative